UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: November 28, 2011

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of the Shareholders of Advanced Battery Technologies, Inc. was held on November 28, 2011.

Ten members were elected to serve on the Board of Directors.  The vote with respect to the election of each nominee was:

	For	Against	Withheld	Broker Non-Votes
Zhiguo Fu	17,478,245	0	4,189,302	27,113,488
Hongjun Si	17,681,237	0	3,986,310	27,113,488
Guopeng Gao	17,634,769	0	4,032,778	27,113,488
Liqui Bai	17,648,319	0	4,019,228	27,113,488
John McFadden	15,587,198	0	6,080,349	27,113,488
Ning Li	17,705,067	0	3,962,480	27,113,488
Shaoqiu Xia	17,681,984	0	3,985,563	27,113,488
Shiyan Yang	17,707,591	0	3,959,956	27,113,488
Cosimo Patti	17,569,455	0	4,098,092	27,113,488
Chi Quan Xue	19,117,545	0	2,550,002	27,113,488

A resolution to ratify the appointment of EFP Rotenberg, LLP to serve as the Corporation’s independent registered public accountant for the year ended December 31, 2011 was approved.  The vote on the resolution was 45,452,727 votes for, 2,889,752 votes against, and 438,556 votes abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: November 29, 2011	By:/s/ Zhiguo Fu
Zhiguo Fu, Chief Executive Officer